Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 (File No. 333-          ) of AFC Gamma, Inc. of our report dated November 10, 2021, relating to the consolidated financial statements of Devi Holdings, Inc. as of and for the years ended December 31, 2020 and 2019.

We also consent to the reference to us under the caption “Independent Auditors” in such Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

January 3, 2022